ITEM 16 - 3
                      AGREEMENT AND PLAN OF REORGANIZATION


                     Agreement and Plan of Reorganization

     THIS AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") effective as of the 12th day of February, 1998 by and among The PowerSource Corporation,
("PowerSource Corporation"), a Nevada corporation with offices and principal place of business at Suite 634, 8306 Wilshire Blvd., Beverly Hills, California 90211 and American Gas Corporation, ("AGC"), A Nevada corporation with offices and principal place of business at Suite 654 -Interchange Tower, 600 South Highway 169, Minneapolis, Minnesota 55426, and all of the persons and entities set forth in the AGC's Schedule of Shareholders, appended hereto as Exhibit B (collectively "Shareholder" or "Shareholders"), of all of the AGC shareholders who are to receive stock in PowerSource Corporation and in what amounts, and;

A. AGC and its Shareholders are the owners of oil and gas pipelines, reserves, and other rights with which and through they conduct business as a gas production and transmission company.

     B. AGC and its Shareholders have deliberated and deemed it in their best interests to become part of PowerSource Corporation in order that AGC may fully maximize its business potential.

C. This  Agreement  constitutes a plan of  reorganization  within the meaning of
Section 368 (a) (1) (B) of the Internal Revenue Code of 1986, as amended. PowerSource Corporation shall acquire pursuant to the terms herein set forth, all of the outstanding AGC shares (the AGC shares of stock is listed in the Company books as shown in Exhibit B, but no stock certificates have ever been issues), in exchange for PowerSource Corporation common stock.

NOW, THEREFORE, the parties hereto agree as follows:

1.ACQUISITION

     1.1. AGC shares. Upon the terms and conditions set forth herein, AGC hereby agrees to transfer and assign to PowerSource Corporation 1,084,800 shares of AGC common stock representing eighty (80%) percent of all of the issued and outstanding AGC Shares and shall receive in exchange therefore 200,000 PowerSource Corporation shares. Kensington International Holding Corporation has owned 100% of AGC, or 1,356,000 shares of stock in AGC, since September of 1992. Upon completion of the transaction, AGC shall become an 80% subsidiary (must be 80% or more) of PowerSource Corporation. PowerSource also herein agrees to transfer to ACC 10,023 shares of it's Preferred Series A shares, ($100.00 per share par value,) Convertible in 5 years @ $10.00 per share. PowerSource agree to provide AGC with a Certificate of Determination, which declares the rights and privileges of PowerSource Series A Class of shares.

     1.2. Title to shares. Concurrent herewith, AGC shall convey to PowerSource Corporation good and marketable title to AGC's shares, effective as of the date hereof, free and clear of any debts, liabilities, obligations, liens, claims, restrictions or encumbrances of any kind except such restrictions or liabilities have been disclosed to PowerSource Corporation or as are imposed by federal or state securities laws and such debts, liabilities, or restrictions created, if any, by PowerSource Corporation. The execution of this document by AGC constitute a certification that no AGC stock certificates have ever been issued to its shareholders and that Exhibit B represents a true, current, and correct list of AGC shareholders and what they own.

2. EXCHANGE.

     2.1. As consideration for the acquisition of the AGC shares, PowerSource Corporation shall issue to and for the benefit of AGC Shareholders, effective as of the date hereof 200,000 shares ("PowerSource Corporation Shares")of PowerSource Corporation's duly authorized, fully paid and nonassessable common stock, $.00l par value, at the ratio of 1 PowerSource Corporation Share for 5.43 AGC Shares, to each of the persons and entities whose name appears on the appended AGC Schedule of Shareholders (Exhibit B).

     2.2. (a) AGC Shareholders shall have good and marketable title to PowerSource Corporation shares, free and clear of any debts, liabilities, obligations, liens, claims, restrictions or encumbrances of any kind, except such restrictions as are imposed by federal or state securities laws. Concurrently herewith, PowerSource Corporation shall deliver to AGC or its designees, a letter directed to PowerSource Corporation's transfer agent, authorizing the issuance of certificates representing PowerSource Corporation Shares. Each Shareholder shall execute and deliver an investment certificate or subscription agreement to PowerSource Corporation in the form of Exhibit C.

(b) Except for such shares which may be registered pursuant to a registration statement to be filed with the SEC, the PowerSource Corporation Shares shall be restricted from sale to the public on Security Exchange and shall retain their restricted  nature  for a  period  of one  year  from  the  Closing  Date.  Each
certificate   shall  bear  an   appropriate   legend   describing  the  transfer
restriction.

     2.3. Legend. Each stock certificate representing PowerSource Corporation shares shall bear the following legend:

     The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 (111933 Act") nor under any applicable state securities act and may not be offered or sold except pursuant to (i) an effective registration statement relating to such stock under the 1933 Act and any applicable state securities act, (ii) to the extent applicable, Rule 144 under the 1933 Act (or any similar rule under such act or acts relating to the disposition of securities), or (iii) an opinion of counsel satisfactory to the Corporation that an exemption from registration under such Act or Acts is available.

     The right to transfer the Shares represented by this certificate are restricted by the terms and provisions contained in an Agreement and plan of Reorganization dated January 30, 1998.

     2.4 PowerSource Corporation Obligations to AGC & its Shareholders. In further consideration and as a condition precedent of the acquisition of AGC shares, PowerSource Corporation shall provide commercial billings in excess of $100,000 per month and shall capitalize the company for a minimum of an additional $100,000, via subscription agreements, and shall commence a multi-level, wholesale, and retail level plan of marketing energy. PowerSource represents that it is licensed to sell energy in California (License #1237) and plans to also market on a national basis. PowerSource shall also pay Kensington International Holding Corporation a facilitation fee of $5,000, with $2,500 due at closing and $2,500 due 60 days after closing. Kensington shall also be allowed one member on the surviving company's Board of Directors. Kensington also Warrants herein that Kensington will cause AGC to be trading on the Bulletin Board Exchange within 90 days from the Date of this Agreement or prior to closing whichever comes first.

3. REPRESENTATIONS AND WARRANTIES OF THE PARTIES.

AGC represents and warrants to PowerSource Corporation that:

     3.1 Corporate Status. AGC is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and authorized to conduct business in the State of Nevada. AGC corporation has all requisite power and authority to own, hold, lease or operate properties and assets and to carry on business as it is now being conducted and to enter into this Agreement. AGC has no other subsidiaries or direct or indirect interest (by way of stock ownership or otherwise) in any firm, corporation, partnership, association or other business. True and complete copies of both AGC Articles of Incorporation and By-Laws are attached hereto as Exhibits D and E.



     3.2 AGC Stock. The authorized capital stock of AGC consists of fifty million (50,000) shares of common stock, $.001 par value. There are l,356,,000 shares of common stock outstanding all of which are duly authorized, and fully paid, nonassessable and validly issued to Kensington International Holding Corporation, AGC's only stockholder. The offer, issuance and sale of such outstanding shares were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended ("Act"), exempt from the registration or qualification requirements of all applicable state securities laws and issued in compliance with all federal and applicable state securities laws, rules and regulations. Except as set forth in paragraphs 2.4 supra, AGC has no outstanding commitments, subscriptions, options, warrants, call demands, convertible securities or other instruments, arrangements or agreements of any character or nature (either firm or conditional) under which AGC is or may be obligated to issue, redeem or repurchase any equity securities of any kind or any securities or obligations convertible into or exchangeable for any equity securities. The Shareholders are the legal and beneficial owners of all the issued and outstanding AGC stock of and no other party has any right to assert an interest, inchoate or otherwise, in any AGC shares of capital stock or in the ownership of AGC or of any of its assets. There are no outstanding preemptive rights, rights of first refusal or similar rights relating to the AGC capital stock.

     3.3 Financial Documents. Attached hereto as Exhibit F are the audited financial statements for AGC for 1991 and 1992 and the audited financial statements of Kensington International Holding Corporation for 1994, 1995,1996 and for 1997. Subject to limitations set forth in the audits, AGC and its shareholder, believes that the same are true, complete and correct, are in accordance with AGC's books and records and present fairly the results of operations and changes in financial position for the periods indicated. The books of account fully and fairly reflect all of AGC's transactions for the period indicated.

     3.4. Undisclosed Liabilities. AGC is free and clear of any liabilities, has no liability or obligation (whether accrued, absolute, contingent, liquidated or otherwise; known or unknown; or due or to become due) arising out of any transaction entered into at or prior hereof, or statement of facts existing at or prior to the date hereof, including taxes with respect to or based upon transactions or events occurring at or prior to the date hereof, including but not limited to, unfunded past service liabilities under any pension, profit sharing or similar plan other than (a) those reflected in its financial statement and not paid or discharged after the date thereof, (b) those arising under agreements or commitments listed or described in any of the schedules and exhibits attached hereto and (c) those incurred since the date of its financial statement in the ordinary course of its business and which are immaterial in amount.

     3.5. Compliance with Law or other Covenants. To the best of AGC's knowledge and that of each individual Shareholder AGC's business and operations have been and are being conducted in accordance with all applicable federal, state and local laws, rules and regulations and all restrictive covenants applicable thereto, including but not limited to, laws and regulations with respect to health and welfare conditions and civil rights. AGC possesses all registrations, licenses, and permits, required by it to operate its current business. All such registrations, licenses or permits have been lawfully and validly issued and are in full force and effect. None of these registrations, licenses or permits is subject to any outstanding order, decree, judgment, stipulation, investigation or proceeding. Neither AGC nor its Shareholders have any reason to believe such registrations, licenses or permits will be revoked, suspended, canceled or withdrawn or be or become subject to such order, decree, judgment, stipulation, investigation or proceeding.

     3.6. Taxes. All income, sales, use, unemployment insurance, disability insurance, employer withholding, FICA and other tax returns and reports required by law to be filed by AGC prior to the date hereof, have been timely filed and were accurately prepared and are true, complete and correct and AGC has withheld or collected from each payment made to each of its employees the amount of all such sums required to be withheld or collected therefrom and has paid or will pay all such sums to the proper government authority. AGC is not and has not been delinquent in the payment of any tax, assessment or governmental charge and has paid all such taxes, assessments and other governmental charges assessed or assessable against it as of the date hereof. AGC has never had any tax deficiency proposed or assessed against it. The reserves for taxes, assessments and governmental charges in the company's financial statement are and will be sufficient for payment of all such taxes, assessments, fees, penalties, interest and other governmental charges which were, are or may become, payable with respect to the Company for the period indicated in its financial statement. Since the date of its financial statement, AGC has made adequate provisions on its books and records for all taxes, assessments and governmental charges with respect to its business, properties, and operations that have accrued but are not yet due and payable for such period. There is no pending or threatened claim against AGC for nonpayment of such taxes for any period prior to the date of this Agreement. None of AGC's federal or state income tax returns has ever been audited by governmental authorities. AGC has not executed any currently-in-force
(a) waiver of any statute of limitations  against  assessments of such taxes; or
(b) a consent pursuant to Section 341(f) of the Internal Revenue Code.

     3.7. Disputes and Litigation. AGC does not have any claim or dispute against or with any firm or other person and there is no litigation, proceeding, arbitration, or governmental investigation pending or threatened against or affecting its business, properties or assets or against its directors or officers in connection with its affairs, except as disclosed. Neither AGC nor individual Shareholders are aware of any facts which would lead a reasonable person to conclude that such a dispute is likely to arise. AGC is not subject to any judgment, order, writ, injunction or decree of any court of governmental agency in which relief is sought against it.

     3.8. Change in Business. To the best of its knowledge, AGC has not, through today's date, (a) experienced any occurrence or event which has had or might reasonably be expected to have a material adverse effect on its net income, financial condition, results of operations, prospects, properties, assets or business; (b) incurred any material debts, obligations or liabilities, (absolute, accrued, contingent or otherwise1 whether due or to become due) except in the ordinary course of their business; (c) sold, transferred or leased any of its assets except in the ordinary course of its business; or (d) suffered any material physical damage, destruction or loss (not covered by insurance) adversely affecting AGC's properties, business or prospects.

     3.9. No Defaults. Neither the execution of this Agreement nor the consummation of the transactions contemplated herein (a) violates or contravenes any provision of law, any rule or regulation or any agency, government (domestic or foreign), or private regulatory body, or any order, writ, judgment, injunction1 decree, determination or award or any provision of AGC1s Articles of Incorporation or By-Laws; (b) constitutes a breach (with or without notice or lapse of time) or conflicts with any term or provision of any contract, commitment, including but not limited to, any indenture, loan or credit agreement, deed of trust, mortgage, lease or other agreement or instrument to which AGC is a party or by which AGC or any of their properties, assets or rights are bound or affected or does or will result in the creation or imposition of any lien, encumbrance, charge, equity or restriction of any nature whatsoever in favor of any third party upon any AGC assets provided that written consents under certain leases and licenses to which AGC is a party are required upon a change of control of the company.

     3.10. Authorization. Upon execution, this Agreement shall constitute a legal and valid obligation of each individual Shareholder and AGC and enforceable against them, in accordance with its terms except insofar as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally. No authorization or approval of or exemption from or filing or registration with any court, governmental agency, commission, board, bureau, instrumentality of government, or private regulatory body is necessary to authorize the execution or consummation of this Agreement by the Shareholders or AGC except for such exemptions from securities registration requirements. All corporate or other acts and proceedings required for the authorization, execution and delivery of this Agreement have been lawfully and validly taken.

     3.11. Marketable Title. AGC has good and marketable title to all of its properties and assets, free and clear of any imperfection of title, security interest, lien, claim or encumbrance of any kind.

     3.12. Contracts and Commitments. There are no material, oral or written, contracts or commitments presently in effect, to which AGC is a party of by which it may be bound, including but not limited to, each contract or commitment involving the purchase or sale of capital assets, equipment, supplies, products or services except in the ordinary course of business; all contracts with or commitments to present or former shareholders, directors, officers, employees or consultants; all agreements with any labor union; contracts or commitments with Shareholders of any officer, director, an "affiliate" or '1associate" (as defined in Rule 405 of the Securities Act of 1933, as amended) of any such entities or individuals; all non-competition covenants or other restriction on AGC's or its officers and directors ability to conduct a business or engage in any other activity; all indentures, mortgages, trust deeds, promissory notes, security agreements, contracts or commitments relating to or evidencing loans or subjecting any assets or AGC's property to any lien or encumbrance; purchases of receivables or other financing; all contracts or commitments for sharing of fees; all bonus, pension, profit sharing, retirement, stock purchase, stock option, medical, hospitalization or insurance plans; lease or agreement under which AGC is lessee of or holds or operates any property (real or personal) under which payments by AGC exceed $10,000 per annum; agreement granting any preemptive right, right of first refusal or similar right; agreement to register AGC securities; agreement, commitment or other arrangement which includes an expenditure or receipt by AGC in excess of $10,000; guaranty of any obligation; indemnification agreement and all other AGC contracts and commitments. To the best knowledge of the Shareholders and AGC, all of said contracts and



commitments are valid, binding and fully enforceable in accordance with their respective terms and no defaults (with or without notice or lapse of time) exist thereunder. To the best of the Shareholder's knowledge, AGC is not in violation of, or (with or without notice or lapse of time or both) in default under any term or provision of its Articles of Incorporation or the Company' 5 By-Laws or of any indenture, loan or credit agreement, deed of trust, mortgage, or other agreement, lease or other instrument, commitment or arrangement to which AGC is a party or by which any of the its properties, assets or rights is bound or affected. AGC and the Shareholders are not subject to any restriction of any kind or character which materially or adversely affects in any way their business, properties, assets or prospects or which prohibits the Company or the Shareholders from entering into this Agreement or would prevent or make burdensome their performance of or compliance with all or any part of this Agreement or the AGC's Articles of Incorporation or the consummation of the transactions contemplated hereby or thereby.

     3.13. Retirement Plans. AGC does not maintain or contribute to any employee pension benefit plan, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA").

     3.14. Insurance Policies. AGC has no insurance policy, fidelity, surety or other bond.

     3.15. Insolvency. Neither AGC nor any individual Shareholder is bankrupt and there is no pending or threatened insolvency or bankruptcy proceeding of any kind affecting AGC or any individual Shareholder or any of their assets, properties or business.

     3.16.Minute Books. AGC's Minute Book as delivered to counsel to PowerSource Corporation contains complete and accurate records of all meetings and other corporate actions of the Board of Directors (including any committee established by the Board) and its shareholders.

     3.17. Disclosure. After a complete and thorough investigation by AGC management and the Shareholders, there is no fact of which AGC or any individual Shareholder is aware that they have not disclosed to PowerSource Corporation in writing which materially and adversely affects nor, insofar as any individual Shareholder or AGC can now foresee, will materially and adversely affect, the properties, business, prospects, results of operations or condition, financial or other, of AGC or the ability of the Shareholders or AGC to perform their obligations under this Agreement. No representation or warranty made by AGC or individual Shareholders herein and no exhibit, certificate or document furnished or to be furnished to PowerSource Corporation pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statement contained herein or therein, in light of the circumstances under which they are made, not misleading.

     3.18. Shareholder's Investment Intent. Each individual Shareholder is acquiring the shares of PowerSource Corporation common stock for investment only, for their own accounts and not with a view to, or for, the resale, distribution or subdivision thereof. Each Shareholder for himself acknowledges that the PowerSource Corporation shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act11), or registered under the securities laws of any state or other jurisdiction.

     3.19.Title. AGC has good and marketable title to the interest in the Intangibles. The Intangibles are free of restrictions on or conditions to transfer or assignment, and are free and clear of all liens, encumbrances and claims.

     3.20. Financial Condition. AGC and a majority of the Shareholders warrant and represent that as of the date of Closing, AGC's financial condition will be substantially as reflected in its financial statement and there shall have been no material changes in the company's business since the date of the financial statement.

     3.21. Survival. The Memorandum of Understanding and each representation and warranty by AGC and its majority the Shareholders shall survive for a period of two (2) year from the date hereof and shall survive any audit or investigation by PowerSource Corporation.



4. REPRESENTATIONS AND WARRANTIES OF POWERSOURCE CORPORATION

PowerSource Corporation represents and warrants to each Shareholder and AGC that:
     4.1. Corporate Status. PowerSource Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of California the state of its incorporation, has all requisite power and authority and to own, hold, lease or operate its properties and assets and to carry on its business as it is now being conducted and to enter into this Agreement, and is duly qualified and in good standing in each jurisdiction in which the nature of its properties, assets or business requires such qualification. PowerSource Corporation has no subsidiaries. It has no other subsidiaries or direct or indirect interest (by way of stock ownership or otherwise) in any firm, corporation, partnership, association or other business. True and complete copies of the PowerSource Corporation's Articles of Incorporation, as amended and By-Laws are attached hereto as Exhibits G and H, respectively.

     4.2.Stock. PowerSource Corporation's authorized capital stock is 1,000,000 shares of Common stock, $.001 par value. Currently PowerSource Corporation has outstanding as of the date hereof 800,000 Common shares of Common Stock which are duly authorized, validly issued, fully paid and nonassessable. Anything in foregoing to the contrary upon the execution of this agreement, there shall be a total of 1,000,000 Common shares of PowerSource Corporation common stock outstanding and 100,000 Shares Of Series A Preferred shares authorized distributed as follows: 800,000 unregistered shares of common stock to officers, directors, and affiliates and non-affiliated persons and entities; and zero (0) registered shares of common stock held by public shareholders; and 200,000 unregistered shares to AGC Shareholders; and 10,023 shares of Series A Preferred shares issued and outstanding to AGC Shareholders. Upon issuance concurrently herewith, PowerSource Corporation shares shall be duly authorized, validly issued, fully paid and nonassessable. PowerSource Corporation has no outstanding commitments, subscriptions, options, warrants, call demands, convertible securities (other than hereinabove set forth) or other instruments, arrangement or agreements of any character or nature (either firm or conditional) under which it is or may be obligated to issue, redeem or repurchase any equity securities of any kind or any securities or obligation convertible into or exchangeable for any equity securities. No other party has any right to assert an interest, inchoate or otherwise, in the ownership of PowerSource Corporation and there are no outstanding preemptive rights, rights of first refusal or similar rights relating to the PowerSource Corporation capital stock.

     4.3.Other Interests. PowerSource Corporation does not have, directly or indirectly, majority interest in the ownership (by way of stock ownership or otherwise) or management of any other corporation, partnership, proprietorship, association or other entity. PowerSource Corporation does have minority interests in other corporations.

     4.4 Financial Statements. Attached hereto as Exhibit I are PowerSource Corporation's financial statements as of December 31, 1997 consisting of the balance sheet and income statement, together with Schedules supporting the balance sheet and the income statement and unaudited financial statements as of December 31, 1997. PowerSource Corporation's financial statements are true, complete and correct, are in accordance with PowerSource Corporation's books and records, have been prepared in accordance with generally accepted accounting principles applied periods, and present fairly the financial position, results of operations and changes in PowerSource Corporation's financial position for the periods indicated. PowerSource Corporation's books of account fully and fairly reflect all of its transactions. 4.5. Undisclosed Liabilities. Except as disclosed on Exhibit J attached hereto, PowerSource Corporation has no liability or obligation (whether accrued, absolute, contingent, liquidated or otherwise; known or unknown; or due or to become due) arising out of any transaction entered into at or prior to the date hereof or any act or omission at or prior to the date hereof, or statement of facts existing at or prior to the date hereof, including taxes with respect to or based upon transactions or events occurring at or prior to the date hereof, including but not limited to, unfunded past service liabilities under any pension, profit sharing or similar plan other than (a) those reflected in the PowerSource Corporation financial statements and not paid or discharged after the date thereof, (b) those arising under agreements or commitments listed or described in any of the schedules and exhibits attached hereto and (c) those incurred since the date of the financial statement in the ordinary course of its business and which are immaterial in amount.



     4.6. Compliance with Law or Other Covenants. To the best of its knowledge, PowerSource Corporation's business and operations have been and are being conducted in accordance with all applicable federal, state and local laws, rules and regulations and all restrictive covenants applicable thereto, including but not limited to, laws and regulations with respect to product safety, employment and employment practices, terms and conditions of employment, wages and hours, occupational safety, health and welfare conditions and civil rights. PowerSource Corporation possesses all registrations, licenses or permits required by it to operate its business. All such registrations, licenses or permits have been lawfully and validly issued, and are in full force and effect. None of these registrations, licenses or permits is subject to any outstanding order, decree, judgment, stipulation, investigation or proceeding. PowerSource Corporation has no reason to believe such registrations, licenses or permits will be revoked, suspended, canceled or withdrawn or be or become subject to such order decree, judgment, stipulation, investigation or proceeding.

     4.7. Taxes. Except as disclosed on Schedule K, all income, sales, use, unemployment insurance, disability insurance, employer withholding, FICA and other tax returns and reports required by law to be filed by PowerSource Corporation prior to the date hereof, have been filed and are accurately prepared, true, complete and correct and PowerSource Corporation has withheld or collected from each payment made to each of its employees the amount of all such sums required to be withheld or collected therefrom and has paid or will pay all such sums to the proper government authority. PowerSource Corporation is not and has not been delinquent in the payment of any tax, assessment or governmental charge and has paid all such taxes, assessments and other governmental charges assessed or assessable against it as of the date hereof. PowerSource Corporation has never had any tax deficiency proposed or assessed against it. The reserves for taxes, assessments and governmental charges in the most recent PowerSource Corporation financial statements are and will be sufficient for payment of all such taxes, assessments, fees, penalties, interest and other governmental charges which were, are or may become, payable with respect to PowerSource Corporation for the period indicated in its financial statement. Since the date of the financial statement PowerSource Corporation has made adequate provisions on its books and records for all taxes, assessments and governmental charges with respect to its business, properties, and operations that have accrued but are not yet due and payable for such period. There is no pending or threatened claim against PowerSource Corporation for nonpayment of such taxes for any period prior to the date of this Agreement. None of PowerSource Corporation's federal or state income tax returns has ever been audited by governmental authorities. PowerSource Corporation has not executed any currently-in-force (a) waiver of any statute of limitations against assessments of such taxes; (b) an election pursuant to Section 1372 of the Internal Revenue code of 1986, as amended (or any predecessor provision) or (c) a consent pursuant to Section 341(f) of the Internal Revenue Code.

     4.8. Disputes and Litigation. Except as set forth on Exhibit L, PowerSource Corporation does not have any claim or dispute against or with any firm or other person and there is no unsettled litigation, proceeding, arbitration, or governmental investigation pending or threatened against or affecting PowerSource Corporation business, properties or assets or against PowerSource Corporation directors or officers in connection with its affairs. PowerSource Corporation is unaware of any facts which would lead a reasonable person to conclude that such a dispute is likely to arise. PowerSource Corporation is not subject to any judgment, order, writ, injunction or decree of any court of governmental agency in which relief is sought against PowerSource Corporation.

     4.9. Changes in Business. Except as set forth on Exhibit N, PowerSource Corporation has not, since the date of its financial statement, (a) experienced any occurrence or event which has had or might reasonably be expected to have a material adverse effect on its net income, financial condition, results of operations, prospects, properties, assets or business; or (b) incurred any material debts, obligations or liabilities, (absolute, accrued, contingent or otherwise, whether due or to become due) except in the ordinary course of its business; (c) sold, transferred or leased any of its assets except in the ordinary course of its business; or (d) suffered any material physical damage, destruction or loss (not covered by insurance) adversely affecting the properties, business or prospects of PowerSource Corporation.

     4.10 No Defaults. Neither the execution of the Agreement nor the consummation of the transactions contemplated herein (a) violates or contravenes any provision of law, any rule or regulation of any agency, government (domestic or foreign), or private regulatory body, or any order, writ, judgment, injunction, decree, determination or award of any provision of PowerSource Corporation's Articles of Incorporation or By-Laws; (b) constitutes a breach (with or without notice or lapse of time) or conflicts with any term or provision of any contract, commitment, including but not limited to, any indenture, loan or credit agreement, deed of trust, mortgage, lease or other agreement or instrument to which PowerSource Corporation is a party or by which PowerSource Corporation or any of its properties, assets or rights are bound or affected or does or will result in the creation or imposition of any lien, encumbrance, charge, equity or restriction of any nature whatsoever in favor of any third party upon any PowerSource Corporation assets.

     4.11.Authorization. Upon execution, this Agreement shall constitute a legal and valid PowerSource Corporation obligation enforceable against it in accordance with its terms except insofar as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally. No authorization or approval of or exemption from or filing or registration with any court, governmental agency, commission, board, bureau, instrumentality of government, or private regulatory body is necessary to authorize the execution or consummation of this Agreement by PowerSource Corporation. All corporate or other acts and proceedings required for the authorization, execution and delivery of this Agreement have been lawfully and validly taken, except for such exemptions from securities registration requirements.

     4.12.Marketable Title. PowerSource Corporation has good and marketable title to all of its properties and assets, free and clear of any imperfection of title, security interest, lien, claim or encumbrance of any kind except for the lien of taxes not yet due and payable, and assets or properties held under valid and subsisting leases which are in full force and effect and which are not in default (with or without notice or lapse of time).

     4.13. Contracts and Commitments. Except for such contracts and commitments described or included in PowerSource Corporation's Registration Statement and Exhibits, Exhibit N attached hereto lists all material oral or written contracts or commitments presently in effect, true copies of which have previously been delivered to AGC and the Shareholders, to which PowerSource Corporation is a party or by which it may be bound, including but not limited to, each contract or commitment involving the purchase or sale of capital assets, equipment, supplies, products or services except in the ordinary course of business; all contracts with or commitments to present or former shareholders, directors, officers, employees or consultants; all agreements with any labor union; contracts or commitments with any of the principal shareholders or any officer, director, or any shareholder of PowerSource Corporation holding five percent (5%) or more PowerSource Corporation common stock or any "affiliate" or "associate" (as in Rule 405 of the Securities Act of 1933, as amended) of any such entities or individuals; all non-competition covenants or other restrictions on its ability to conduct a business or engage in any other activity; all indentures, mortgages, trust deeds, promissory notes, security agreements, contracts or commitments relating to or evidencing loans or subjecting any assets or property of PowerSource Corporation to any lien or encumbrance; purchases or receivables or other financing; all contracts or commitments for sharing of fees; all bonus, pension, profit sharing, retirement, stock purchase, stock option, medical, hospitalization or insurance plans; lease or agreement under which PowerSource Corporation is lessee of or holds or operates any property (real or personal) under which payments by PowerSource Corporation exceed $10,000 per annum and all of which can be terminated upon 30 days notice; agreement granting any preemptive right, right of first refusal or similar right; agreement to register PowerSource Corporation securities; agreement, commitment or other arrangement which includes an expenditure or receipt by PowerSource Corporation in excess of $10,000; guaranty of any obligation; indemnification agreement and all other PowerSource Corporation contracts and commitments. All of said contracts and commitments are valid, binding and fully enforceable in accordance with their respective terms and no defaults (with or without notice or lapse of time) exist thereunder. To the best of its knowledge, PowerSource Corporation is not in violation of, or (with or without notice or lapse of time or both) in default under any term or provision of its Articles of Incorporation or By-Laws or of any indenture, loan or credit agreement, deed of trust, mortgage, or other agreement, lease or other instrument, commitment or arrangement to which PowerSource Corporation is a party or by which any of PowerSource Corporation's properties, assets or rights is bound or affected. PowerSource Corporation is not subject to any restriction of any kind or character which materially or adversely affects in any way its business, properties, assets or prospects or which prohibits it from entering into this Agreement or would prevent or make burdensome its performance of or compliance with all or any part of this Agreement or PowerSource Corporation's Articles of Incorporation or the consummation of the transactions contemplated hereby or thereby.

     4.14. Retirement Plans. PowerSource Corporation does not maintain or contribute to any employee pension benefit plan, as defined in Section 3(2) of ERISA, or have any contingent liabilities, obligations, agreements with respect to any type of deferred compensation, severance, or other similar type of agreement.

     4.15. Insurance Policies. Each PowerSource Corporation insurance policy, fidelity, surety or other bond is set forth on Exhibit 0 and is in full force and effect, with all premiums due thereon paid and not subject to any default.

     4.16. Insolvency. PowerSource Corporation is not insolvent or bankrupt and there is no pending or threatened insolvency or bankruptcy proceeding of any kind affecting PowerSource Corporation or any of its assets, properties or business.

     4.17. Minute Books. The PowerSource Corporation minute book contains complete and accurate records of all meetings and other corporate action of the Board of Directors (including any committee established by the Board of Directors) and the PowerSource Corporation shareholders.

     4.18.   Disclosure.   After  a  complete  and  thorough   investigation  by
management, there is no fact of which PowerSource Corporation is aware that it has not disclosed to the ACC or the Shareholders in writing which materially and adversely affects or insofar as PowerSource Corporation can now foresee, will materially and adversely affect, the properties, business, prospects, results of operations or condition (financial or other) of PowerSource Corporation or the ability of PowerSource Corporation to perform its obligations under this Agreement. No PowerSource Corporation representation or warranty made herein and no exhibit, certificate or document furnished or to be furnished to the Shareholders and AGC pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein in light of the circumstances under which they are made, not misleading.

     4.19 PowerSource Corporation's Investment Intent. PowerSource Corporation is acquiring the AGC shares for investment only, for its own account and not with a view to, or for, the resale, distribution or subdivision thereof. PowerSource Corporation acknowledges that AGC's shares have not been registered under the Securities Act of 1933, and amended (the "1933 Act"), or registered under the securities laws of any state or other jurisdiction.

     4.20. Section omitted.
     4.21. Survival. Each PowerSource Corporation representation and warranty shall survive a period of two (2) years from the date hereof and shall survive any audit or investigation by AGC or the Shareholders.

     5. CONDITIONS TO AGC OBLIGATIONS. Unless waived by AGC in writing, AGC obligations hereunder are subject to the satisfaction on or prior to the date hereof, of all of the following conditions:

     5.1. The truth and accuracy, in all material respects, of all PowerSource Corporation representations contained in this Agreement as of the date hereof; and the performance by PowerSource Corporation of all agreements and conditions required by this Agreement to be performed by PowerSource Corporation at or prior to the date hereof.

     5.2 PowerSource Corporation's concurrent delivery to AGC of all Exhibits required to be delivered hereunder by PowerSource Corporation.

     5.3 PowerSource Corporation' 5 concurrent delivery to AGC of certificates of the Secretary of State of Minnesota, dated not later than fifteen (15) days prior to the date hereof, listing all charter documents on file with respect to PowerSource Corporation and stating that PowerSource Corporation is a corporation duly organized, validly existing and in good standing under the laws of said state, and certificate of the appropriate authority of each state in which PowerSource Corporation is qualified as a foreign corporation stating that it is authorized to transact business as a foreign corporation in said state and has paid all taxes required to be paid to date and that PowerSource Corporation is in good standing in said state.

     5.4 PowerSource Corporation's concurrent delivery to AGC of consents to the transfer of such contracts, licenses, commitments, and PowerSource Corporation orders as are required to consummate the transactions contemplated hereby.

     5.5 Section Omitted.
     5.6 PowerSource Corporation's concurrent delivery to AGC of copies of resolutions or consents of its Board of Directors, appropriately certified by its secretary, Authorizing the execution, and delivery of this Agreement, the issuance to and for benefit of AGC Share-holders of 1,084,800 common shares of PowerSource Corporation, PowerSource Corporation's concurrent delivery to the Shareholders of the investor's certificate executed by PowerSource Corporation in the form of Exhibit C, and the consummation of the transactions contemplated herein.

     5.7 Section Omitted

     5.8. PowerSource Corporation's concurrent deliver to the Shareholders of stock certificates representing PowerSource Corporation shares issues in such amounts and to such individuals or entities as set forth in Section 2.1 herein.

     5.9. Section Omitted

     6. CONDITIONS TO POWERSOURCE CORPORATION OBLIGATIONS. Unless waived by PowerSource Corporation in writing, the PowerSource Corporation obligations hereunder are subject to the satisfaction on or prior to the date hereof, of all of the following conditions:

     6.1 The truth and accuracy in all material respects of all representations by the Majority of the Shareholders and AGC contained in this Agreement and Consents as of the date hereof; and the performance by the Share-holders and AGC of all agreements and conditions required by this Agreement to be performed by the Shareholders and AGC at or prior to the date hereof.

     6.2 The Shareholder's subsequent delivery to PowerSource Corporation of all Exhibits required to be delivered hereunder by the Shareholders and AGC.

     6.3 The Shareholder's subsequent delivery to PowerSource Corporation of certificates of the Secretary of State of the state of AGC's incorporation, dated not later than thirty (30) days subsequent to the date hereof, listing all charter documents on file with respect to the AGC attesting that AGC is a corporation duly organized, validly existing and in good standing under the laws of said state, and certificates of the appropriate authority of each state in which AGC is qualified as a foreign corporation attesting that it is authorized to transact business as a foreign corporation in said state and has paid all taxes required to be paid to date and is in good standing.

     6.4. AGC's concurrent delivery to PowerSource Corporation of consents to the transfer of such AGC contracts, licenses, commitments and orders as are required to consummate the transactions contemplated hereby.

     6.5. AGC's concurrent delivery to PowerSource Corporation of copies of resolutions or consents of its Board of Directors and a majority of its
Stockholders appropriately certified by its secretary, authorizing the execution, and delivery of this Agreement and the consummation of the transactions contemplated herein.

     6.6. The certification as to Shareholder's ownership which is done concurrent with the signing of this document as stated on Section 1.2 herein.

     6.7. The Shareholder's subsequent delivery to PowerSource Corporation of the investor's certificates executed by the Shareholders in the form of Exhibit C.
     6.8. Omitted.
     6.8. Section Omitted.

     7. CLOSING. The consummation of the transactions contemplated herein shall take place either by courier mail and transfer of documents or at the offices of PowerSource If to AGC and its Shareholders: 600 South Highway, Suite 169, Minneapolis, Minn.55426. Either party hereto may change its address for the purpose of receiving notices, demands and other communications as herein provided by written notice delivered in the manner aforesaid to the other party or parties hereto.
     9.3. Modifications or Amendments. No amendment, change or modification of this document shall be valid unless in writing and signed by all of the parties hereto.

     9.4. Waiver. No reliance upon or waiver of one or more provisions of this Agreement shall constitute a waiver of any other provisions hereof.

     9.5. Successors and Assigns. All of the terms and provisions contained herein shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, representatives and successors, provided, however, that no party shall be entitled to assign its rights hereunder or delegate its responsibilities without the prior written consent of all other parties.

     9.6. Separate Counterparts. This document may be executed in one or more separate counterparts, each of which, when so executed, shall be deemed to be an original. Such counterparts shall, together, constitute and shall be one and the same instrument.

     9.7. Captions. The captions appearing at the commencement of the paragraphs hereof are descriptive only and are for convenience in reference. In the event of a conflict between any such caption and the paragraph at the head of which it appears, the paragraph and not such caption shall control and govern in the construction of this document.

     9.8. Exhibits and Schedules. Each fact or statement recited or contained in any exhibit, schedule, certificate or other instrument delivered by or on behalf of the parties hereto, or in connection with the transactions contemplated hereby, shall be deemed a representation and a warranty hereunder.

     9.9. Further Assurances. Each of the parties hereto shall execute and deliver, if required, additional papers, documents, and other assurances, and shall do all acts and things reasonably necessary in connection with the performance of their obligations hereunder and to carry out the intent of the parties and this agreement.

     9.10. Applicable Law and Severability. In the event of controversy this Agreement and the exhibits forming a part hereof shall be governed by the laws of the State of California. Nothing contained herein shall be construed so as to require the commission of any act contrary to law, and wherever there is a conflict between any provision contained herein and any present or future statute, law, ordinance or regulation contrary to which the parties have no legal right of contract, the latter shall prevail but the provision of this document which is affected shall be curtailed and limited only to the extent necessary to comply with the requirements of the law.

     9.11. Enforceability. It is agreed that the rights granted to the parties hereunder are of a special and unique kind and character and that, in the event of a breach by any party of any material provision of this document, the other party or parties would not have any adequate remedy at law. It is expressly agreed, therefore, that the rights of the parties hereunder may be enforced by an action for specific performance and such other equitable relief as is provided under the laws of the State of California.

     9.12. Attorney's Fees and Cost. In the event any action is instituted by a party hereto to enforce any of the terms or provisions hereof, the prevailing party in such action shall be entitled to such reasonable attorneys' fees, costs and expenses as may be fixed by the Court.

     9.13. Entire Agreement. This document, together with any related documents referred to in this Agreement, constitutes the entire understanding and agreement of the parties with respect to the subject matter of this Agreement, and all prior agreements understandings or representations are hereby terminated and canceled in their entirety.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the 12th day of February 1998 written.

PowerSource Corporation                    Kensington Intl, Holding
By:   /SS/     Roman Gordon                By:  /SS/   Mark Haggerty
---------------------------                ---------------------------
Roman Gordon,(President)                   Mark Haggerty,(President)

American Gas  Corporation:
By: /SS/   Mark Haggerty
---------------------------
Mark Haggerty

                                  AMENDMENT


This Amendment changes the Plan of Reorganization Agreement by and between PowerSource, Corp. and American Gas Corporation, now known as PowerSource Corp., in the following manner;

1, In lieu of the 10,023 shares of preferred stock that Kensington International Holding Corporation was to have received under the Plan of Reorganization Agreement referred to herein, Kensington International Holding Corporation shall receive 5,350 shares of preferred stock of American Gas Corporation, now known as PowerSource Corp., and 150,000 Class "A" Warrants, and,

2, The 5,350 preferred shares are convertible to the common stock of PowerSource Corp., a Nevada corporation, after five years from the date of the Plan of Reorganization Agreement at $10 per share, and,

3, The 150,000 Class "A" Warrants expire and must be exercised on or before March 22, 2001 at a conversion price of $.10 (ten cents) per share of PowerSource Corporation, a Nevada corporation, common stock, and,

4, The other terms and condition of the Plan of Reorganization Agreement, referred to herein, remains the same.

Kensington International Holding Corporation

By: /SS/ Mark Haggerty
------------------------
Mark Haggerty, President

PowerSource Corp.
By: /SS/ Roman Gordon
------------------------
Roman Gordon, Chairman

This Amendment is dated this Fifth day of May, 1998